Exhibit 16


July 11, 2005

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Re:  East Delta Resources Corp.

Dear Sirs/Madams:

We have read the statements in Item 4 of Form 8-K of East Delta Resource Corp dated July 11, 2005. We agree with the statements concerning our firm in such Form 8-K.

Yours truly,

/s/  Kingery & Crouse, P.A.